150 Charthouse Suites Vacation Investment
                     and Ownership Interests
           DECADE CHARTHOUSE VACATION OWNERSHIP, INC.

                   SOLICITING DEALER AGREEMENT


     Decade Securities Corp. (the "Dealer Manager"), as Dealer Manager/Underwriter for Charthouse Suites Vacation Ownership, Inc., a Wisconsin corporation ("Charthouse") invites you to become a soliciting dealer ("Soliciting Dealer") in an offering of up to 150 Charthouse Suites Vacation Investment and Ownership Interests (the "Interests") pursuant to the terms and conditions set forth in the Prospectus dated _______________, 1996 (the "Prospectus") included herewith. The interests are more particularly described in the Prospectus, additional copies of which will be supplied in reasonable quantities upon request. The terms and conditions of this invitation and Agreement are as follows:

     1. Offer and Sale of Interests. The Soliciting Dealer represents that it only will offer and sell the Interests in conformity with federal and state securities laws to persons who are bona fide residents of those states in which the Interests may legally be offered and sold and only at the price, in the amounts and on the terms set forth in Charthouse's current Prospectus.

     2. Investor Suitability. The Soliciting Dealer represents that in recommending the purchase of Interests to potential purchasers: (1) it will have reasonable grounds to believe (on the basis of information obtained from the potential purchaser concerning his or her investment objectives, other investments, financial situation and needs, and other information available to
it) that the potential purchaser is or will be in a financial position appropriate to enable him or her to realize to a significant extent the benefits described in the Prospectus, that the potential purchaser has a fair market net worth sufficient to sustain the risks inherent in an investment, and that the Interests are otherwise suitable for the potential purchaser; (2) it will maintain in its files documents disclosing the basis on which the determination of suitability was reached as to each purchaser; and (3) it or a person associated with it will, prior to accepting subscriptions for the Interests, inform prospective purchasers of all pertinent facts relating to the liquidity and marketability of the Interests during the term of the investment. The Soliciting Dealer further represents that it will not purchase Interests on behalf of a discretionary account without the prior written approval of the transaction by the purchaser.

     3. Due Diligence Investigation. The Soliciting Dealer has, or will have, prior to its participation in the offering, reasonable grounds to believe that all material facts are adequately and accurately disclosed in the Prospectus and provide a basis for evaluating Charthouse, including information relating to items of compensation, benefits to purchasers, tax aspects, conflicts of interest, risk factors, and pertinent documents and reports. The Soliciting Dealer further acknowledges that the Dealer Manager is an affiliate of Charthouse, and therefore the Soliciting Dealer cannot rely on the Dealer Manager's due diligence investigation with respect to the offering.

     4. Preliminary Prospectus. The Soliciting Dealer agrees to use the "Preliminary Prospectus" supplied by the Dealer Manager in conformity with the provisions of federal and state securities laws. In particular (and without limiting the generality of the foregoing), the Soliciting Dealer shall accept no funds or executed subscriptions until the Interests may be legally sold.

     5. Selling Commissions. The Soliciting Dealer will be allowed a commission of up to seven percent (7%), and other non-cash compensation as specified on Exhibit A, with respect to all Interests sold by the Soliciting Dealer. Such payments shall be made to the Soliciting Dealer by the Dealer Manager promptly after the Dealer Manager receives its commissions and dealer manager fee from Charthouse. Such payments will not be made until the earlier of (i) the sale of 76 Interests (which have not been rescinded) or (ii) 180 days after the Effective Date of the Registration Statement for the Interests. The Soliciting Dealer agrees to comply with the Rules of Fair Practice of the National Association of Securities Dealers, Inc., and will not grant any concessions, discounts or other reallowances which are not permitted by under such provisions. The Dealer Manager will also pay the incentive compensation set forth on Exhibit A.

     6. Status of Soliciting Dealer. The Soliciting Dealer agrees to purchase the Interests for its customers only through the Dealer Manager, and all such purchasers shall only be made upon orders already received by the Soliciting Dealer from its customers. In all sales of Charthouse's Interests to the public, the Soliciting Dealer shall confirm to such purchasers that it is acting as agent for another.

     7. Delivery of Funds. The Soliciting Dealer will promptly (by noon of the next business day following receipt of the funds) transmit to the Dealer Manager all funds received from prospective purchasers of Interests and a completed Subscription Agreement for each sale which will set forth the name, address, and social security or federal tax identification number of each purchaser,, the number of Interests subscribed for, and, if there is to be more than one registered owner, whether the purchasers are acting in joint tenancy or otherwise. The Soliciting Dealer shall report, in writing, to the Dealer Manager upon request, the number of Charthouse's Interests which have been sold and the number of persons who have purchased such Interests from the Soliciting Dealer. Each subscription may be rejected by Charthouse or the Dealer Manager, and if rejected, all funds paid will be returned to the purchaser within one business day after rejection. In such event, the Soliciting Dealer will be notified accordingly by the Dealer Manager.

     8. Payment. Payment for Charthouse's Interests shall accompany all confirmations and applications and shall be in clearing house funds delivered to the Dealer Manager. All checks and other orders for payment of money shall be made payable to the Decade Charthouse Vacation Ownership, Inc.

     9. Soliciting Dealer's Undertakings. No person is authorized to make any representations concerning the Interests except those contained in Charthouse's then current Prospectus. The Soliciting Dealer will not sell any Interest pursuant to this Agreement unless a copy of the Prospectus is furnished to each purchaser prior to the acceptance of the purchaser's subscription. The Soliciting Dealer agrees not to use any supplemental sales literature of any kind without the prior written approval of the Dealer Manager, unless the literature is furnished by the Dealer Manager for such purpose. In offering and selling the Interests, the Soliciting Dealer will rely solely on the representations contained in Charthouse's Prospectus.

     10. Failure of Order. If any order is rejected or if any payment is received which proves insufficient or worthless, any compensation paid to the Soliciting Dealer shall be returned either by the Soliciting Dealer's remittance in cash or by a charge against the account of the Soliciting Dealer, as the Dealer Manager may elect.

     11.  Representations and Agreements of Soliciting Dealer.
By accepting this Agreement, the Soliciting Dealer represents that it is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, is a member in good of the National Association of Securities Dealers, Inc., is licensed as a broker-dealer in one or more states in which the Interests may legally be sold and will maintain such registration, membership and licenses throughout the term of this Agreement. The Soliciting Dealer also represents that it will only offer and sell Charthouse's Interests in compliance with all federal, state and regulatory agency laws and regulations to bona fide residents of those states in which the Interests may legally be sold and in which the Soliciting Dealer, and its representatives making offers and sales, are licensed. The Soliciting Dealer shall not be entitled to any compensation during any period in which its registration with the Securities and Exchange Commission, or its or its representative's membership with the National Association of Securities Dealers Inc. or license in a state where a sale occurred has been suspended or terminated.

     12.  Indemnification:

          (a)  At the time of the offering, the Dealer
     Manager shall have caused Charthouse to indemnify and hold harmless each Soliciting Dealer (other than the Dealer Manager), and each person, if any, who controls (within the meaning of Securities Act of 1933, as amended (the "Act") the Soliciting Dealer, against any loss, claim, damage, liability or expense (including attorneys' fees and litigation costs) to which the Soliciting Dealer, or such controlling person, may be subject under the Act or under any other statute or common law or otherwise, insofar as such loss, claim, damage, liability or expense (or any action in respect thereof) arises out of or is based upon (1) any act or omission by Charthouse in connection with the offer or sale of Interests, which act or omission constitutes, or is alleged to constitute a violation of the Act or such statute, common law or otherwise, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (including any amendment or supplement thereto) relating to Corporation or the omission or the alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that Charthouse shall be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Prospectus, or such amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Dealer Manager or Corporation by any Soliciting Dealer.

          (b) The Dealer Manager agrees to indemnify and hold harmless, the Soliciting Dealer, and such person, if any, who controls (within the meaning of the Act) the Soliciting Dealer, against any loss, claim, damage, liability or expense (including attorneys' fees and costs of litigation) to which the Soliciting Dealer, or such controlling person, may become subject under the Act or under any other statute or common law or otherwise insofar as such loss, claim, damage, liability or expense (or any action in respect thereof) arises out of or is based upon (i) any act or omission by the Dealer Manager in connection with the offer or sale of Interests, which act or omission constitutes or is alleged to constitute, a violation of the Act or such statute, common law or otherwise; and (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (including any amendment or supplement thereto) or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading which is made or omitted in reliance upon and in conformity with written information furnished to Charthouse by the Dealer Manager.

          (c)  The Soliciting Dealer hereby agrees to
     indemnify and hold harmless the Dealer Manager and Charthouse and each person, if any, who controls any of them (within the meaning of the Act) from and against any and all loss, claims, damages or liabilities to which the Dealer Manager or Corporation may become subject under the Act, or otherwise, insofar as such loss, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) information contained in the Prospectus to the extent such information is supplied by the Soliciting Dealer to the Dealer Manager or Corporation for inclusion therein; (ii) any alleged misrepresentations or omissions to state material facts in connection with statements made by the Soliciting Dealer or the Soliciting Dealer's salespersons orally or by other means or (iii) any material breach or inaccuracy in any representation or warranty made by the Soliciting Dealer herein; and the Soliciting Dealer will reimburse Charthouse and Dealer Manager for any legal or other expenses reasonably incurred in connection with Dealer Manager shall, after receiving notice of commencement of any action upon it or Charthouse and any proceeding in respect of which indemnity may be sought by Charthouse or the Dealer Manager hereunder, notify the Soliciting Dealer within 10 days in writing of the commencement thereof. In case any such action be brought against Charthouse or the Dealer Manger, the Dealer Manger shall notify the Soliciting Dealer of the commencement thereof and the Soliciting Dealer shall be entitled to participate in (and, in the extent the Soliciting Dealer shall wish, to direct) the defense thereof at the Soliciting Dealer's own expense, but such defense shall be conducted by counsel satisfactory to Charthouse and the Dealer Manager. If the Soliciting Dealer shall fail to provide such defense, Charthouse or the Dealer Manager may defend such action at the Soliciting Dealer's cost and expense. The Soliciting Dealer's obligation under this indemnification agreement shall remain operative and in full force and effect, regardless of any termination or cancellation of this Agreement, or any investigation by any party.

          (d)  The indemnity agreement between the Dealer
     Manager and each Soliciting Dealer shall remain operative and in full force and effect, regardless of any termination or cancellation of the Dealer Manager
     Agreement or Soliciting Dealer's Agreement, or any investigation by any party.

     13. Reports and Notices. The Dealer Manager agrees that for so long as any of the Interests are outstanding, it will furnish or cause to be furnished to the Soliciting Dealer (i) such documents, reports and information as are furnished by Charthouse to its members (such documents, reports and information to be so furnished at the same time that they are furnished to the members).

     14. Survival. All representations, warranties and covenants herein shall survive the execution and delivery hereof and should not be affected by any investigation made by any party.

     15. Notices Hereunder. Any notice under this Agreement shall be given or confirmed in writing, delivered personally or sent by certified mail, postage pre-paid, addressed as specified in this Section:

          Notices to Dealer Manager:    Decade Securities
                                        Corporation
                                        250 Patrick Boulevard
                                        Brookfield, WI  53045
                                        Attn.:  Michael G. Sweet

          and copy to:                  Conrad G. Goodkind, Esq.
                                        Quarles & Brady
                                        411 E. Wisconsin Avenue
                                        Milwaukee, WI  53202

          Notices to Soliciting Dealer:



          To the Address indicated under the Soliciting
          Dealer's Signature appearing on the last page of this Agreement.

     16. Applicable Law. This Agreement shall be governed by the internal laws of the State of Wisconsin.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the ____ day of ________________, 1996.


                                   DECADE SECURITIES CORP.,
                                   Dealer Manager


                                   By: __________________________
                                   Its: _________________________




                                   ______________________________
                                   (name of Soliciting Dealer)

                                   By: __________________________
                                   Its: _________________________



                                   ______________________________
                                   (Soliciting Dealer's Street
                                    Address or Post Office Box)

                                   ______________________________
                                   (Soliciting Dealer's City,
                                    State and Zip Code)

                                   ______________________________
                                   (Tax Identification No. of
                                    Soliciting Dealer)

                            EXHIBIT A

     As Incentive Compensation a representative of a Soliciting
Dealer may earn the following Incentive Compensation:

     If a representative sells 5 Interests, such representative will have the right to (a) use of a one unit week at Charthouse Suites Hotel in Clearwater, Florida, (b) submit the one week hotel suite in the RCI Travel Vacation Exchange Program and in accordance with the terms and, upon payment of all RCI fees, select a week at a participating resort, or (c) receive a cash payment equal to the Guaranteed Rental Rate described in the Charthouse Suites Vacation Ownership, Inc. prospectus for the Interests. For purposes of this Incentive Compensation, the Dealer Manager will select the category of Charthouse hotel suite, in its discretion, but intends to consider the type of class of Interests sold by the representative in selecting such category.

     If a representative sells 8 - 9 Interests, such representative will have the right to (a) two unit weeks at Charthouse Suites Hotel, (b) submit the two week hotel suite in the RCI Travel Vacation Exchange Program and, in accordance with the terms and upon payment of all RCI fees, select two weeks at a participating resort, or (c) receive a cash payment equal to the Guaranteed Rental Rate described in the Charthouse prospectus for the Interests. For purposes of this Incentive Compensation, the Dealer Manager will select the category of Charthouse hotel suite, in its discretion, but intends to consider the type of class of Interests sold by the representative in selecting such category.

     If a representative sells 10 or more Interests, such representative will have the right to (a) three unit weeks at Charthouse Suites Hotel, (b) submit the three week hotel suite in the RCI Travel Vacation Exchange Program and, in accordance with the terms and upon payment of all RCI fees, select three weeks at a participating resort, or (c) receive a cash payment equal to the Guaranteed Rental Rate described in the Charthouse prospectus for the Interests. For purposes of this Incentive Compensation, the Dealer Manager will select the category of Charthouse hotel suite, in its discretion, but intends to consider the type of class of Interests sold by the representative in selecting such category.